Exhibit 2.14

Execution Version

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (“this Supplemental Indenture”) dated as of July 21, 2023 by and among Grifols, S.A. (the “Issuer”), the other parties that are signatories hereof as Guarantors (collectively, the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”), BNY Mellon Corporate Trustee Services Limited, as trustee under the indenture referred to below (in such capacity, the “Trustee”), The Bank of New York Mellon, London Branch, as notes collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Trustee, the Notes Collateral Agent and the Guaranteeing Subsidiaries have executed and delivered an indenture, dated November 15, 2019, as amended and supplemented on July, 30, 2021, August 6, 2021, April 21, 2022, and April 25, 2022 (the “Indenture”), in connection with the issuance by the Company of €905,000,000 aggregate principal amount of 1.625% Senior Secured Notes due 2025 and €770,000,000 aggregate principal amount of 2.250% Senior Secured Notes due 2027 (collectively, the “Notes”) on the terms and subject to the conditions set forth in the Indenture;

WHEREAS, on April 21, 2022, Grifols Escrow Issuer, S.A.U. (the “Escrow Issuer”) was designated as a Restricted Subsidiary of the Issuer pursuant to the Indenture, and, on the same date, pursuant to a supplemental indenture the Escrow Issuer became a Guarantor of all of the Issuer’ obligations under the Notes and the Indenture;

WHEREAS, on May 18, 2022, pursuant to a Contrato de Prenda Sobre Acciones notarized pursuant to a deed authorized by the notary of Madrid, Mr. Antonio Pérez-Coca Crespo, with protocol number 537, the Issuer created a pledge in favor of the Notes Collateral Agent, acting on behalf of the Holders, over all equity interests of the Escrow Issuer (the “Pledge”), which as of such date became part of the Collateral for the Notes.

WHEREAS, effective as of June 27, 2023, the Escrow Issuer was merged with and into the Issuer, the results of such merger being that the Issuer is the surviving entity, assuming (by operation of law) all assets and obligations of the Escrow Issuer, and the Escrow Issuer ceased to exist.

WHEREAS, pursuant to Section 9.01(c) of the Indenture, the Issuer, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)Release of Guarantee and Collateral. In reliance on an Officers’ Certificate and Opinion of Counsel, dated the date hereof, the Trustee and the Notes Collateral Agent hereby acknowledge, without representation, warranty or recourse, that, as a result of the merger of the

Escrow Issuer with and into the Issuer (i) the Guarantee granted by the Escrow Issuer has been automatically released, and the Escrow Issuer is no longer a Guarantor in accordance with the terms of the Indenture and (ii) the Pledge, which formed part of the Collateral, has been automatically released in accordance with the terms of the Indenture.

(3)Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Guarantee shall remain in full force and effect.

(4)Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(5)Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(6)Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)The Trustee and the Notes Collateral Agent. Neither the Trustee nor the Notes Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guaranteeing Subsidiaries.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GRIFOLS, S.A., as Issuer

By:
Name:
Title: Authorized signatory

GRIFOLS BIOLOGICALS LLC, as Guarantor

By:
Name:
Title: Authorized signatory

GRIFOLS INTERNATIONAL S.A., as Guarantor

By:
Name:
Title: Authorized signatory

GRIFOLS SHARED SERVICES NORTH AMERICA, INC, as Guarantor

By:
Name:
Title: Authorized signatory

GRIFOLS THERAPEUTICS LLC, as Guarantor

By:
Name:
Title: Authorized signatory

[Signature Page to Supplemental Indenture (2019) (Escrow Issuer Merger)]

GRIFOLS USA LLC, as Guarantor

By:
Name:
Title: Authorized signatory

GRIFOLS WORLDWIDE OPERATIONS LIMITED, as Guarantor

By:
Name:
Title: Authorized signatory

GRIFOLS WORLDWIDE OPERATIONS USA, INC., as Guarantor

By:
Name:
Title: Authorized signatory

INSTITUTO GRIFOLS S.A., as Guarantor

By:
Name:
Title: Authorized signatory

GRIFOLS BIOTEST HOLDINGS GMBH, as Guarantor

By:
Name:
Title: Authorized signatory

[Signature Page to Supplemental Indenture (2019) (Escrow Issuer Merger)]

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, as Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Notes Collateral Agent

By:
Name:
Title:

[Signature Page to Supplemental Indenture (2019) (Escrow Issuer Merger)]